UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 31 2012

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Net 1 UEPS Technologies, Inc. (the “Company”) was held on October 31, 2012.

Proposal No. 1—Election of Directors

All director nominees were elected and the votes cast were as follows:

		Votes	Broker
Director	Votes for	withheld	non-votes
Dr. Serge C.P. Belamant	31,603,675	529,954	4,876,883
Paul Edwards	21,774,514	10,359,115	4,876,883
Herman G. Kotzé	30,871,625	1,262,004	4,876,883
Brian K. Mosehla	31,936,310	197,319	4,876,883
Alasdair J.K. Pein	31,371,435	762,194	4,876,883
Christopher S. Seabrooke	25,214,439	6,919,190	4,876,883

Proposal No. 2—Ratification of Selection of Independent Registered Public Accounting Firm

The ratification of the selection of Deloitte & Touche (South Africa) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2013, was approved and the votes cast were as follows:

Votes cast
For	Against	Abstain
36,731,983	274,105	4,424

Proposal No. 3—A Non-Binding Advisory Vote to Approve Executive Compensation

The compensation of the Company’s named executive officers was approved, on an advisory basis, and the votes cast were as follows:

Votes cast
			Broker
For	Against	Abstain	non-votes
23,294,087	8,809,715	29,827	4,876,883

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: October 31, 2012	By: /s/ Serge C.P. Belamant
Serge C.P. Belamant
Chief Executive Officer